                                                                     EXHIBIT 21

                             SUBSIDIARIES OF CONAGRA


ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 30, 1999:

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       --------------
A.M. Gilardi & Sons, Inc.                                                                        Ohio

Alabama Processors, Inc.                                                                         Alabama

Armour Food Co. - Iowa                                                                           Iowa

Arrow CAG, Inc.                                                                                  Delaware

Arrow Industries, Inc.                                                                           Texas

Banquet Foods (Canada) Corporation                                                               Canada

BCF, Inc.                                                                                        Texas

Brown Water Towing, Inc.                                                                         Delaware

CAG 31, Inc.                                                                                     Delaware

CAG Real Estate, Inc.                                                                            Nebraska

CG REIT, Inc.                                                                                    Nebraska

ConAgra Brands, Inc.                                                                             Nebraska

ConAgra Capital L.C. (indirectly controlled)                                                     Iowa

ConAgra Caribbean Distributors, Inc.                                                             Puerto Rico

ConAgra Energy Services, Inc.                                                                    Delaware

ConAgra Fertilizer Company                                                                       Nebraska

ConAgra Foreign Sales Corporation, Inc.                                                          Guam

ConAgra Functional Foods, Inc.                                                                   Nebraska

ConAgra Grocery Products Company (owns 100% of the voting securities of ten domestic corporations, 70% of one foreign corporation and 100% of three foreign corporations, all engaged principally in the production
and marketing of retail, foodservice and industrial food products)                               Delaware

ConAgra International (Far East) Limited (owns 100% of the voting securities of four foreign corporations engaged
principally in the worldwide commodities trading business)                                       Hong Kong

ConAgra International Fertilizer Company                                                         Delaware

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       --------------
ConAgra International, Inc. (owns 100% of the voting securities of 17 foreign corporations, 99% of ten foreign corporations, 98% of two foreign corporations,
85% of one foreign corporation, 50% of two foreign corporations and 30% of two foreign corporations, all engaged principally in the worldwide commodities
trading business and the processing of beef, wool and malt)                                      Delaware

ConAgra International, S.A.                                                                      Spain

ConAgra Lonergan Corporation                                                                     Nebraska

ConAgra Poultry Company (owns 100% of two domestic corporations
engaged principally in poultry operations)                                                       Delaware

ConAgra Relocation Services, Inc.                                                                Delaware

ConAgra Shared Purchasing, Inc.                                                                  Delaware

ConAgra Trade Group, Inc. (owns 100% of the voting securities of
one domestic corporation)                                                                        Delaware

ConAgra Transportation, Inc.                                                                     Delaware

Council Bluffs Payroll Company                                                                   Delaware

Fernando's Foods Corporation                                                                     California

Golden Valley Microwave Foods, Ltd.                                                              United Kingdom

GoodMark Foods, Inc. (owns 100% of the voting securities of
three domestic corporations and one foreign corporation)                                         North Carolina

Hester Industries, Inc.                                                                          Virginia

Holly Ridge Foods, Inc.                                                                          North Carolina

Illini, Inc.                                                                                     Delaware

International Pizza Corporation                                                                  Ohio

Investment Resource Services, Inc.                                                               Delaware

J.R.R.W. Transport, Inc.                                                                         Iowa

Kurt A. Becher GmbH & Company KG                                                                 Germany

Lamb-Weston, Inc. (owns 100% of the voting securities
of two domestic corporations and one foreign corporation,
all engaged in the potato products business)                                                     Delaware

Lovette Company, Inc.                                                                            North Carolina

Meridian Seafood Products, Inc. (owns 100% of the voting
securities of one domestic corporation)                                                          Delaware

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       --------------
MHC, Inc.                                                                                        Oregon

Miller Bros. Company, Inc.                                                                       Utah

Molinos de Puerto Rico, Inc.                                                                     Nebraska

Monfort, Inc. (owns 100% of the voting securities
of four domestic corporations and one foreign corporation,
all engaged principally in the livestock feeding
and processing business)                                                                         Delaware

Rygmyr Foods, Inc.                                                                               Minnesota

Sergeant's Pet Products, Inc.                                                                    Delaware

Superior Barge Lines, Inc. (80% owned)                                                           Delaware

Swift & Company                                                                                  Delaware

To-Ricos, Inc.                                                                                   Nebraska

United Agri Products, Inc. (owns 100% of the voting securities of 29 domestic corporations, all engaged principally
in the agricultural chemicals business)                                                          Delaware

USFI-Gilroy, Inc.                                                                                Delaware

Weld Insurance Company, Inc.                                                                     Colorado

Zoll Foods Corporation                                                                           Illinois

The corporations listed above and on the previous page are included in the consolidated financial statements, which are a part of this report.

ConAgra and its subsidiaries account for the following investments using the equity method of accounting:

                                                                                                 Jurisdiction of
Subsidiary                                                                                       Incorporation
----------                                                                                       -------------
Saprogal (99.98% owned)                                                                          Spain
Sapropor (99.87% owned)                                                                          Portugal
Barrett Burston Malting Co. Pty. Ltd. (50% owned)                                                Australia
Agri-Pacific Co., Ltd. (50% owned)                                                               Taiwan
CAG 29, B.V. (50% owned)                                                                         Denmark
Canada Malting Company Limited (50% owned)                                                       Canada
Concampo S.A. de C.V. (50% owned)                                                                Mexico
European Oat Millers Ltd. (50% owned)                                                            United Kingdom
Great Western Malting Co. (50% owned)                                                            Delaware
IMEX International Pty. Ltd. (50% owned)                                                         South Africa
Malt Real Property Pty. Ltd. (50% owned)                                                         Australia
Pecom-Agra, S.A. (50% owned)                                                                     Argentina
Productos Verde Valle S.A. de C.V. (50% owned)                                                   Mexico
Tecnica Agricola de Mexico S.A. de C.V. (50% owned)                                              Mexico
Tradoil, Inc. (50% owned)                                                                        Panama
Ulgrave Limited (50% owned)                                                                      United Kingdom

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